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                           [KAUFMAN DAVIS LETTERHEAD]



August 2, 2001




United States Securities
  and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

         Re: V-Twin Holdings Inc. (Commission File No. 000-24779) - Current Report on Form 8-K/A Filed July 31, 2001
                  ------------------------------------------------

Ladies and Gentlemen:

We have obtained and reviewed a copy of the Current Report on Form 8-K/A (the "Current Report") filed with the Securities and Exchange Commission (the "SEC") by V-Twin Holdings, Inc. ("V-Twin") on July 31, 2001.

With respect to the statements made in Item 4 of the Current Report, please be advised as follows:

         (a)  we agree with the statements made in paragraphs one and two of
              Item 4;

         (b) we agree with the statements made in paragraph three of Item 4 EXCEPT that (i) V-Twin provided us with a draft of the Current Report-we obtained a copy of the Current Report, as filed, via the SEC's EDGAR system and (ii) we have no basis to agree or disagree with V-Twin's statement as to its expectation that it will file an amendment to the Current Report upon receipt of our letter; and

         (c) we have no basis to agree or disagree with the statements made in paragraph four of Item 4.


Very truly yours,

/s/ Kaufman Davis, PC

KAUFMAN DAVIS, PC
Certified Public Accountants